FIBERMARK, INC.

          AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                          ADOPTED ON FEBRUARY 18, 1998

                                R E C I T A L S :

            A. FiberMark, Inc. (the "Company") adopted on February 28, 1994, the 1994 Directors Stock Option Plan (the "Plan") to provide a means to retain the services of persons serving as Non-employee Directors of the Company (as hereinafter defined) and to provide incentives for such Directors to exert maximum efforts for the success of the Company.

            B. On May 9, 1996, the stockholders of the Company approved the Company's Amended 1994 Directors Stock Option Plan to add additional shares to be awarded to Directors with accelerated vesting based on the Company achieving certain stock price levels.

            C. Pursuant to Section 11 of the Plan, the Board of Directors (the "Board") has authority to amend and restate the Plan and the Board desires to amend and restate the Plan to add additional shares to be awarded pursuant to the FiberMark, Inc. Amended and Restated Non-Employee Directors Stock Option Plan (the "Directors Plan") subject to stockholder approval.

            NOW, THEREFORE, the Directors Plan is as follows:

1.    PURPOSE.

      (a) The purpose of the Directors Plan is to provide a means by which each director of the Company who is not otherwise employed on a full-time basis by the Company (each such person being hereafter referred to as a "Non-employee Director") will be given an opportunity to purchase stock of the Company.

      (b) The Company, by means of the Directors Plan, seeks to retain the services of persons now serving as Non-employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.    ADMINISTRATION.

      (a) The Directors Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b). The Board or any committee to which the Board delegates
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administration of the Directors Plan shall have full power and authority to interpret and implement the Directors Plan, and its decisions are binding and conclusive.

      (b) The Board may delegate administration of the Directors Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Directors Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Directors Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Directors Plan.

3.    SHARES SUBJECT TO THE PLAN.

      (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Directors Plan shall not exceed in the aggregate four hundred twenty five thousand (425,000) shares of the Company's common stock ("Stock"). If any option granted under the Directors Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Stock not purchased under such option shall again become available for the Directors Plan.

      (b) The Stock subject to the Directors Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    ELIGIBILITY.

      Options shall be granted only to Non-employee Directors of the Company.

5.    GRANTS.

      Subject to the maximum number of shares reserved under the Directors Plan:

      Base Grants.

      (a) On May 5, 1998, each person who is then a Non-employee Director of the Company shall be granted an option to purchase 7,500 shares of Stock of the Company subject to the vesting and other provisions set forth in the Directors Plan.

      (b) Each person who is, after May 5, 1998, elected by the stockholders of the Company for the first time to be a Non-employee Director shall, upon the date of his initial election to be a Non-employee Director by the Board or stockholders of the Company, be granted an option to purchase seven thousand five hundred (7,500) shares of Stock of the Company on the terms and conditions set forth herein.

      Performance Grants.

      (c) On May 5, 1998, each person who is then a Non-employee Director shall be granted an option to purchase fifteen thousand (15,000) shares of Stock of the Company on the terms and conditions set forth herein.

      (d) Each person who is, after May 5, 1998, elected by the stockholders of the Company for the first time to be a Non-employee Director shall, upon the date of his initial election be a Non-employee Director by the Board or stockholders of the Company, be granted an option to purchase fifteen thousand (15,000) shares of Stock of the Company on the terms and conditions set forth herein.

6.    OPTION PROVISIONS.

      Each option shall be subject to the following terms and conditions:

      (a) Term.

      The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a director of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or twenty-four (24) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).

      (b) Exercise Price.

            The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the Stock subject to such option on the date such option is granted and shall be stated in the stock option issued to the director. "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

            (1) If the Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange ("NYSE"), the Fair Market Value of a share of common stock shall be the closing sales price for such Stock (or the mean between the closing representative bid and the asked price, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other sources as the Board deems reliable;

            (2) If the Stock is quoted on the NYSE or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the closing bid and asked prices for the common stock on the last
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market trading day prior to the day of determination, as reported in the Wall
Street Journal or such other source as the Board deems reliable; or

            (3) In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Board.

      (c) Payment of Exercise Price.

            The optionee may elect to make payment of the option exercise price under one of the following alternatives:

                  (1) Payment of the exercise price in cash or check at the time of exercise; or

                  (2) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise in accordance with such terms or conditions as may be established; or

                  (3) Payment by a combination of the methods of payment specified in subparagraph 6(c)(1) and 6(c)(2) above.

      Notwithstanding the foregoing, an option may be exercised pursuant to a program, if any established by the Company, under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

      (d) Transferability.

            An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

      (e) Option Vesting.

            Base Grant.

            (1) Any option granted pursuant to Section 5a or 5b of this Directors Plan (the "Base Grant") shall become exercisable at a rate of twenty percent (20%) per year for five (5) years, commencing on the earlier of the first anniversary of the date of grant of the option or the following annual meeting of the Company and continuing thereafter annually to vest at such earlier date. In order for an optionee's shares to vest, the optionee must have, during the entire period prior to such vesting date, continuously served as a Non-employee Director of the Company, whereupon such option shall become exercisable in accordance with its terms with respect to that portion of the shares represented by that installment. The Board or the Committee reserves the right to accelerate vesting of options granted as a Base Grant when, in its discretion, acceleration of the option is prudent under the circumstances.

            Performance Grant.

      (2) One hundred percent (100%) of the shares subject to an option granted under the Performance Grants of this Directors Plan (Section 5(c) or 5(d)) shall vest and the options shall become exercisable eight (8) years from the option grant date if the Optionee is still serving as a director of the Company on such date. Notwithstanding the foregoing, the time of vesting of each such option shall be accelerated to the extent and upon the occurrence of the events described below:

            a. Fifty percent (50%) of the shares subject to each such option shall become exercisable either:

                  (i) at such time as there is an established public market for the Stock and the per share fair market value of the Company's stock reaches a level of at least Thirty Dollars ($30) for a period of at least twenty (20) consecutive trading days, as reported on any established stock exchange or national market system identified in Section 6(b)(1) or (2) of the Director Plan; or

                  (ii) in the event of a merger or consolidation of the Company in which the stockholders prior to such event do not hold at least a majority ownership of the surviving or acquiring corporation following such event, or of the sale of substantially all of the assets or a similar arrangement where the shares of the Company are assigned a value (or reasonably can be determined to have a value) of Thirty Dollars ($30) or more for purposes of such merger, consolidation or asset sale.

            b. An additional twenty-five percent (25%) of the shares subject to each such option shall become exercisable at such time as there is an established public market for the Stock and the per share fair market value of the Company's stock (as described in subparagraph 6e(2)(a)(i) above) reaches Thirty-four Dollars ($34) for at least twenty (20) consecutive trading days or is valued at $34 per share in a merger, consolidation or asset sale (as described in subparagraph 6(e)(2)(a)(ii) above).

            c. The remaining twenty-five percent (25%) of the shares of Stock subject to each such option shall become exercisable at such time as there is an established public market for the Stock and the per share fair market value of the Company's stock (as described in subparagraph 6(e)(2)(a)(i) above) reaches Thirty-eight Dollars ($38) for at least twenty (20) consecutive trading days or is valued at $38 per share in a merger, consolidation or asset sale (as described in subparagraph 6(e)(2)(a)(ii) above).

      (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the Stock.

      (g) The Company is not required to issue Stock to the holder of an option until the Company has determined to its satisfaction that the person exercising an option is entitled to do so.

      (h) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act of 1933 as amended (the "Securities Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

      (i) The Company reserves the right to impose ownership or transfer restrictions on any shares purchased by exercise of an option and to require such shares to bear a restrictive legend to comply with the Securities Act.

7.    COVENANTS OF THE COMPANY.

      (a) During the terms of the options granted under the Directors Plan, the Company shall keep available at all times the number of shares of Stock required to satisfy such options.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Directors Plan such authority as may be required to issue and sell shares of Stock upon exercise of the options granted under the Directors Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Directors Plan, any option granted under the Directors Plan, or any Stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Directors Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such options.

8.    USE OF PROCEEDS FROM STOCK.

      Proceeds from the sale of Stock pursuant to options granted under the Directors Plan shall constitute general funds of the Company.

9.    MISCELLANEOUS.

      (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

      (b) Throughout the term of any option granted pursuant to the Directors Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

      (c) Nothing in the Directors Plan or in any instrument executed pursuant thereto shall confer upon any Non-employee Director any right to continue in the service of the Company or shall affect any right of the Company, its Board or stockholders to terminate the service of any Non-employee Director with or without cause.

      (d) No Non-employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Directors Plan except as to such shares of Stock, if any, as shall have been reserved for him pursuant to an option granted to him.

      (e) In connection with each option granted pursuant to the Directors Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-employee Director, or to evidence the removal of any restrictions on transfer, that such Non-employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.   ADJUSTMENTS UPON CHANGES IN STOCK.

      (a) If any change is made in the Stock subject to the Directors Plan, or subject to any option granted under the Directors Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors Plan and outstanding options will be appropriately adjusted in the class(es), kind and maximum number of shares subject to the Directors Plan and the class(es), kind and number of shares and price per share of Stock subject to outstanding options as determined by the Board in its discretion.

      (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, any surviving corporation, other than the Company, shall assume any options outstanding under the Directors Plan or shall substitute similar options for those outstanding under the Directors Plan or, if the Company is the surviving corporation, such options shall continue in full force and effect. The Board is granted the discretion to immediately vest the options granted in such a change of control situation.

11.   AMENDMENT OF THE DIRECTORS PLAN.

      (a) The Board at any time, and from time to time, may amend the Directors Plan, provided, however, except as provided in paragraph 10 relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the stockholders of the Company where the amendment will:

            (i) Increase the number of shares which may be issued under the Directors Plan;

            (ii) Decrease the exercise price of an option granted; or

            (iii) Extend the term of options granted; or

            (iv) Modify the requirements as to eligibility for participation in the Directors Plan (to the extent such modification requires stockholder approval in order for the Directors Plan to comply with the requirements of Rule 16b-3); or

            (v) Modify the Directors Plan in any other way if such modification requires stockholder approval in order for the Directors Plan to comply with the requirements of Rule 16b-3.

      (b) Rights and obligations under any option granted before any amendment of the Directors Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

12.   TERMINATION OR SUSPENSION OF THE DIRECTORS PLAN.

      (a) The Board may suspend or terminate the Directors Plan at any time. Unless sooner terminated, the Directors Plan shall terminate on February 18, 2008. No options may be granted under the Directors Plan while the Directors Plan is suspended or after it is terminated.

      (b) Rights and obligations under any option granted while the Directors Plan is in effect shall not be altered or impaired by suspension or termination of the Directors Plan, except with the written consent of the person to whom the option was granted.

13.   EFFECTIVE DATE OF DIRECTORS PLAN; CONDITIONS OF EXERCISE.

      (a) The Directors Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Directors Plan is approved by the stockholders of the Company at the annual meeting scheduled for May 5, 1998.

      (b) No option granted under the Directors Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.